Exhibit 22.2

SEABRIDGE GOLD INC.	Computershare
9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X X9X	000001	Security Class Holder Account Number C9999999999	COMMON I N D

Form of Proxy - Annual General Meeting of Shareholders to be held on June 27, 2007

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy
1.
Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.
If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy should be signed in the exact manner as the name appears on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.
The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.
The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 4:30 pm, Eastern Time, on June 25, 2007.

+ SAM SAMPLE	C9999999999 IND C03	+

Appointment of Proxyholder
I/We being holder(s) of the Company hereby appoint: Rudi Fronk, a Director of the Company, or failing this person, JAMES ANTHONY, a Director of the Company,	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may property come before the Annual General Meeting of Shareholders of Seabridge Gold Inc. (the "Company") to be held at The Albany Club, 91 King Street East, Toronto, Ontario, Canada M5C 1G3, on Wednesday, June 27, 2007 at 4:30 p.m. (Toronto time) and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY	HIGHLIGHTED TEXT	OVER THE BOXES.

1. To Fix the Number of Directors	For	Against
To Fix the number of directors at seven (7)	☐	☐

2. Election of Directors
	For	Withhold		For	Withhold		For	Withhold
01. James S. Anthony	☐	☐	02. A. Frederick Banfield	☐	☐	03. William M. Calhoun	☐	☐

04. Thomas C. Dawson	☐	☐	05. Louis J. Fox	☐	☐	06. Rudi P. Fronk	☐	☐

07. Eliseo Gonzalez-Urien	☐	☐

3. Appointment of Auditors	For	Withhold
To appoint KPMG LLP as Auditors of the Company and to authorize the Directors to fix the Auditors remuneration	☐	☐

Authorized Signature(s) - This section must be completed for your instructions fo be executed.	Signature(s)	Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.
MM / DD / YY

Interim Financial Statements		Annual Report
Mark this box if you would like to receive interim financial statements and accompanying Management's Discussion and Analysis by mail.	☐	Mark this box if you would NOT like to receive the Annual Report and accompanying Management's Discussion and Analysis by mail.	☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailing list.

■	9 9 9 9 9	0 2 6 9 0 9	1 P D I Z	A R 2	S T D Q	+

SEABRIDGE GOLD INC.	Computershare
9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X X9X	000001	Security Class Holder Account Number C9999999999	COMMON I N D

Form of Proxy - Annual General Meeting of Shareholders to be held on June 27, 2007

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy
1.
Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.
If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy should be signed in the exact manner as the name appears on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.
The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.
The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 4:30 pm, Eastern Time, on June 25, 2007.

+ SAM SAMPLE	C9999999999 IND E01	+

Appointment of Proxyholder
I/We being holder(s) of the Company hereby appoint: Rudi Fronk, a Director of the Company, or failing this person, JAMES ANTHONY, a Director of the Company,	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may property come before the Annual General Meeting of Shareholders of Seabridge Gold Inc. (the "Company") to be held at The Albany Club, 91 King Street East, Toronto, Ontario, Canada M5C 1G3, on Wednesday, June 27, 2007 at 4:30 p.m. (Toronto time) and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY	HIGHLIGHTED TEXT	OVER THE BOXES.

1. To Fix the Number of Directors	For	Against
To Fix the number of directors at seven (7)	☐	☐

2. Election of Directors
	For	Withhold		For	Withhold		For	Withhold
01. James S. Anthony	☐	☐	02. A. Frederick Banfield	☐	☐	03. William M. Calhoun	☐	☐

04. Thomas C. Dawson	☐	☐	05. Louis J. Fox	☐	☐	06. Rudi P. Fronk	☐	☐

07. Eliseo Gonzalez-Urien	☐	☐

3. Appointment of Auditors	For	Withhold
To appoint KPMG LLP as Auditors of the Company and to authorize the Directors to fix the Auditors remuneration	☐	☐

Authorized Signature(s) - This section must be completed for your instructions fo be executed.	Signature(s)	Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.
MM / DD / YY

Interim Financial Statements		Annual Report
Mark this box if you would like to receive interim financial statements and accompanying Management's Discussion and Analysis by mail.	☐	Mark this box if you would NOT like to receive the Annual Report and accompanying Management's Discussion and Analysis by mail.	☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailing list.

■	9 9 9 9 9	0 2 6 9 0 9	1 P D I Z	A R 2	S T D Q	+

SEABRIDGE GOLD INC.	Computershare
9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X X9X	000001	Security Class Holder Account Number C9999999999	COMMON I N D

Form of Proxy - Annual General Meeting of Shareholders to be held on June 27, 2007

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy
1.
Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.
If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy should be signed in the exact manner as the name appears on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.
The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.
The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 4:30 pm, Eastern Time, on June 25, 2007.

+ SAM SAMPLE	C9999999999 IND E02	+

Appointment of Proxyholder
I/We being holder(s) of the Company hereby appoint: Rudi Fronk, a Director of the Company, or failing this person, JAMES ANTHONY, a Director of the Company,	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may property come before the Annual General Meeting of Shareholders of Seabridge Gold Inc. (the "Company") to be held at The Albany Club, 91 King Street East, Toronto, Ontario, Canada M5C 1G3, on Wednesday, June 27, 2007 at 4:30 p.m. (Toronto time) and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY	HIGHLIGHTED TEXT	OVER THE BOXES.

1. To Fix the Number of Directors	For	Against
To Fix the number of directors at seven (7)	☐	☐

2. Election of Directors
	For	Withhold		For	Withhold		For	Withhold
01. James S. Anthony	☐	☐	02. A. Frederick Banfield	☐	☐	03. William M. Calhoun	☐	☐

04. Thomas C. Dawson	☐	☐	05. Louis J. Fox	☐	☐	06. Rudi P. Fronk	☐	☐

07. Eliseo Gonzalez-Urien	☐	☐

3. Appointment of Auditors	For	Withhold
To appoint KPMG LLP as Auditors of the Company and to authorize the Directors to fix the Auditors remuneration	☐	☐

Authorized Signature(s) - This section must be completed for your instructions fo be executed.	Signature(s)	Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.
MM / DD / YY

Interim Financial Statements		Annual Report
Mark this box if you would like to receive interim financial statements and accompanying Management's Discussion and Analysis by mail.	☐	Mark this box if you would NOT like to receive the Annual Report and accompanying Management's Discussion and Analysis by mail.	☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailing list.

■	9 9 9 9 9	0 2 6 9 0 9	1 P D I Z	A R 2	S T D Q	+